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                                                                   EXHIBIT 23(c)


                       SHATSWELL, MACLEOD & COMPANY, P.C.
                          CERTIFIED PUBLIC ACCOUNTANTS

                                 83 PINE STREET
                     WEST PEABODY, MASSACHUSETTS 01960-3635
                            TELEPHONE (978) 535-0206
                            FACSIMILE (978) 535-9908


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of Seacoast Financial Services Corporation on Form S-4 of our report dated April 19, 2002 included in Bay State Bancorp, Inc.'s Form 10-K for the fiscal year ended March 31, 2002 and to all references to our Firm included in this registration statement.


                                       /s/ Shatswell, MacLeod & Company, P.C.
                                       -----------------------------------------
                                       Shatswell, MacLeod & Company, P.C.


West Peabody, Massachusetts
March 17, 2003